                              YAHOO! MARKETPLACE, L.L.C.

                                 OPERATING AGREEMENT

This Operating Agreement (the "Agreement") is entered into as of August 26, 1996 (the "Effective Date") by and among the following parties (the "Parties", individually a "Party"):

    (i) Yahoo! MarketPlace, L.L.C., a Delaware limited liability company (the "Company") with its principal offices initially at 635 Vaqueros Avenue, Sunnyvale, California 94086;

    (ii) Yahoo! Corporation, a California corporation ("Yahoo") with its principal offices at 635 Vaqueros Avenue, Sunnyvale, California 94086; and

    (iii) Visa International Service Association, a Delaware corporation ("Visa") with its principal offices at 900 Metro Center Boulevard, Foster City, CA 94404;

with reference to the following:

A. Yahoo owns, operates and distributes a leading guide to Internet resources, including a hierarchical directory, information indexing and retrieval software and certain other elements of content and software.

B. Visa, through its member banks, is a leading provider of transaction payment services and systems.

C. Yahoo, Visa (or a wholly-owned special purpose subsidiary of Visa) and certain other parties have entered into an Limited Liability Company Agreement of even date herewith (the "LLC Agreement") for the creation of the Company.
The Company has been formed to develop and operate a navigational service on the World Wide Web focused on information and resources for the purchase of consumer products and services over the Internet, which the Parties intend to develop as the premier electronic commerce interface for both consumers and merchants.

D. The Company, Yahoo and Visa desire to enter into this Agreement in order to set forth certain agreements relating to the Company and its business, including the licensing of certain rights and the performance of certain services by Yahoo and Visa to the Company.

On this basis, the Parties agree as follows:

1.  DEFINITIONS; RULES OF CONSTRUCTION.

    1.1 DEFINITIONS. For purposes of this Agreement, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below. Capitalized terms defined in the LLC Agreement and not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

         (a) "Affiliates" shall mean Subsidiaries and Related Entities. A "Subsidiary" shall mean a company in which on a class-by-class basis, more than fifty percent (50%) of the stock entitled to vote for the election of directors is owned or controlled by a party, but only so long as such ownership or control exists. For Visa, a "Related Entity" shall mean an entity (A) at least fifty percent (50%) of whose stock or other equity is owned collectively by Visa Members and that has the authority to process Visa payment transactions, but only so long as such ownership exists; (B) has an equity interest in Visa and is owned in whole collectively by Visa Members or financial institutions (E.G., national or regional group members); or (C) is exclusively managed by Visa or a national or group member of Visa for the purpose of processing Visa payment transactions, but only so long as such exclusive management exists. Notwithstanding anything to the contrary set forth above, however, Subsidiaries or Related Entities do not include any individual Visa Member, bank or like financial institution. Visa Affiliates include, for example, without limitation, Visa USA, Inc., Vital, Inc., Plus and Interlink. For Yahoo, "Related Entity" shall include any joint venture of which Yahoo owns an equity interest and to which Yahoo has licensed Yahoo Brand Features in connection with the commercialization of "Yahoo!" branded products or services.

         (b) "Claim" means any judgment, losses, deficiencies, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses), whether required to be paid to a third party or otherwise incurred in connection with or arising from any claim, suit, action or proceeding.

         (c) "Company Brand Features" means the Company's trademarks, trade names, service marks, service names and distinct brand elements that may appear in the Service from time to time and are protected under copyright law or as to which the Company may establish trademarks or trade dress rights, and any modifications to the foregoing that may be created during the term of this Agreement, but excluding the Yahoo Brand Features and the Visa Brand Features (e.g., any reference to the word "Yahoo!" or "Visa" or derivatives thereof, respectively, shall not be deemed to be Company Brand Features).

         (d) "Company Properties" means all content and materials developed for use in the Service (other than the Yahoo Properties and the Visa Properties) solely by the Company's employees or contractors, including (without limitation) the Company Brand Features, and the organization, user look-and-feel and other distinctive elements of the Service, and all Intellectual Property Rights in the foregoing.

         (e) "Competitive Service" means any WWW Site or other Internet-based service that is engaged in the MarketPlace Activities in any respect.

         (f) "Components" means information, materials, products, features, services, content, computer software, designs, artistic renderings, drawings, sketches, characters, layouts, and the digital implementations thereof.

         (g) "Confidential Information" means any information of a Party disclosed to any other Party in the course of this Agreement, which is identified as, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to know-how, trade secrets, log data, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" shall not include information which: (i) is known or becomes known to the recipient directly or indirectly from a third-party source other than one having an obligation of confidentiality to the providing Party; (ii) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or (iii) is or was independently developed by the recipient without use of or reference to the providing Party's Confidential Information, as shown by evidence in the recipient's possession.

         (h) "Consumers" means individuals or businesses who purchase products and services that are (i) typically purchased at retail (e.g. retail stores, mail order telephone order, etc.) and (ii) are purchased for use or consumption by the purchasing individual or business (rather than for resale or as components or tools used in the manufacture of goods and services).

         (i) "Derivative Work" means all "derivative works" and "compilations," within the meaning of such terms as defined in the U.S. Copyright Act (17 U.S.C. Section 101 ET SEQ.).

         (j) "HTML" means Hypertext Markup Language or any successor or replacement to HTML.

         (k) "Intellectual Property Rights" means trade secrets, patents, copyrights, service marks, trademarks, know-how, moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign including all applications and registrations relating to any of the foregoing.

         (l) "Joint Developments" means all content and materials that are developed for use in the Service jointly by employees or contractors of the Company, on the one hand, and employees or contractors of Yahoo and/or employees or contractors of Visa, on the other hand, and all Intellectual Property Rights in the foregoing.

         (m) "Launch Date" means the date on which the Service is first made publicly available.

         (n) "Link" means a URL hidden behind a formatting option that may take the form of a colored item of text (such as a URL description), logo or image, and which allows a user to automatically move between WWW pages, WWW Sites or within a WWW document.

         (o)  "MarketPlace Activities" means [REDACTED]*

         (p) "Operating Plan" means the Operating Plan of the Company in effect from time to time, as defined in the LLC Agreement.

         (q) "Percentage Interest" means the "Percentage Interest" in the Company as defined in the LLC Agreement, or such other measurement of equity interests into which "Percentage Interests" may hereafter be converted or exchanged.

         (r) "Service" means a WWW Site to be developed and offered by the Company in accordance with this Agreement to engage in the MarketPlace Activities in the United States and its territories.

         (s) "Service Name" means the name of the Service, which shall be mutually acceptable to Yahoo and Visa, shall include the name "Yahoo" prominently (such as in "Yahoo! MarketPlace"), and shall not include the name "Visa", except to the extent that the Service Name is presented in connection with the Visa Tagline.

         (t) "Term" shall mean the period from the Effective Date through the dissolution of the Company as provided in the LLC Agreement, or, if sooner, the date on which this Agreement is terminated in accordance with Section 9.2.

         (u) "URL" means Universal Resource Locator, which provides a unique Internet protocol address for accessing a WWW page, or any similar unique addressing protocol that may be developed in the future.

         (v) "Visa Brand Features" means Visa's trademarks, including the marks "Visa," "Bring Your Visa Card" the Visa Icon and the Visa Tagline, and all trade names, service marks, service names and distinct brand elements that Visa regularly uses in its business and are protected under copyright or trademark law or as to which Visa has established trademarks or trade dress rights, and any modifications to the foregoing that may be created during the term of this Agreement.

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

         (w) "Visa Brand Guidelines" means the guidelines for use of the Visa Brand Features in the Service, which are attached to this Agreement as EXHIBIT A.

         (x) "Visa Competitors" means [REDACTED]* as well as such other entities that Yahoo and Visa shall deem to be a Visa Competitor from time to time.

         (y) "Visa Ownership Period" means the period commencing with the Effective Date and ending on the later to occur of (i) the date the Visa Group holds, in the aggregate, less than [REDACTED]* of all then outstanding Percentage Interests; or (ii) the date on which the Visa Brand Features are no longer used in the Service.

         (z) "Visa Icon" means a graphic and/or text image, designated by Visa (with Yahoo's reasonable approval), in an appropriate size and configuration to serve as a Link to a Visa WWW Site as described in this Agreement; it being agreed that the Visa Icon may not be sufficiently large to include the Visa Tagline or similar amounts of text.

         (aa) "Visa Members" means any entity that is a formal member of Visa pursuant to Visa's Operating Regulations.

         (bb) "Visa Operating Contributions" means those services and functions described on EXHIBIT B, to be provided to the Company by Visa in connection with this Agreement.

         (cc) "Visa Properties" means the Visa Brand Features and any software or other materials owned or licensed by Visa and provided to the Company pursuant to this Agreement (including, without limitation, any such materials relating to transaction payment processing), and all Intellectual Property Rights in the foregoing.

         (dd) "Visa Tagline" means a secondary tagline to be used in connection with the title of the Service, which will be selected by Visa subject to the Company's consent, such consent not to be unreasonably withheld, such as "...bring your Visa card."

         (ee) "WWW" means the World Wide Web, a system for accessing and viewing text, graphics, sound and other media via the collection of computer networks known as the Internet, and any similar system that may be developed in the future.

         (ff) "WWW Site" means a collection of materials and information made available on the WWW via one or more related network servers, which collection is organized around a common theme or organization, and which is accessed primarily via a single URL.

         (gg) "Yahoo Brand Features" means the Yahoo trademark, "Yahoo!", and directly related distinct brand elements (such as the presentation of the word, "Yahoo!") regularly appearing in the Yahoo Directory, as well as the other regularly

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

appearing distinctive elements and look-and-feel of the Yahoo Directory that are protected under U.S. copyright law or as to which Yahoo has established trademarks or trade dress rights (for example, Yahoo's copyright in the organization and selection of entries in the

     Yahoo! directory), and any modifications to the foregoing that may be created during the term of this Agreement.

         (hh) "Yahoo Brand Guidelines" means the guidelines for use of the Yahoo Brand Features in the Service, which are attached to this Agreement as

EXHIBIT C.

         (ii) "Yahoo Competitor " means [REDACTED]*, as well as such other entities that Yahoo and Visa shall deem to be a "Yahoo Competitor" from time to time; provided, however, that "Yahoo Competitors" shall not include any entity a majority of the voting power of which is owned by Visa or one or more Visa Members.
         (jj) "Yahoo Directory" means the collection of HTML files and certain related scripts comprising a directory to URLs (which directory currently resides at URL - http://www.yahoo.com), including the other search tools currently included with such directory, as the same may be maintained from time to time on any Yahoo WWW Site.

         (kk) "Yahoo Directory Tools" means certain software tools described on EXHIBIT D for use in modifying HTML directories of URLs, in object code (machine readable) form only, together with any improvements or modifications of the foregoing that Yahoo may create during the Term.

         (ll) "Yahoo Operating Contributions" means those services and functions described on EXHIBIT E to be provided to the Company by Yahoo in connection with this Agreement.

         (mm) "Yahoo Properties" means the Yahoo Search Engine, the Yahoo Directory Tools and the Yahoo Brand Features.

         (nn) "Yahoo Search Engine" means, collectively, the software programs used to locate information within the HTML scripts included in the Yahoo Directory, which are described on EXHIBIT D, together with any improvements, modifications or substitutions for the foregoing that Yahoo may make publicly available during the Term.

    1.2 RULES OF CONSTRUCTION. As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, including any exhibits hereto, as the same may from time to time be amended or supplemented and not to any subdivision

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

contained in this Agreement. The word "including" when used herein is not intended to be exclusive and means "including, without limitation." References herein to section, subsection, attachment or exhibit shall refer to the appropriate section, subsection or exhibit in or to this Agreement. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement. This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the Agreement being applied in favor of or against either party.

2.  OBLIGATIONS OF YAHOO TO THE COMPANY AND VISA.

    2.1 EXCLUSIVITY. Yahoo agrees that any and all MarketPlace Activities will be conducted by Yahoo and its Affiliates exclusively through the Company. Notwithstanding the foregoing, nothing in this Agreement shall be construed to restrict Yahoo's right to offer [REDACTED]* and Yahoo! branded merchandise in any online service developed or operated by Yahoo or any of its Affiliates, provided that such service is not otherwise engaged in the MarketPlace Activities.

    2.2  GRANT OF LICENSE.

         2.2.1 YAHOO BRAND FEATURES. Subject to the terms and conditions of this Agreement, Yahoo hereby grants to the Company a non-exclusive, worldwide, fully paid license during the Term to distribute, reproduce, transmit and display in the Service (in the manner described in this Agreement) the Yahoo Brand Features in the title and presentation of the Service (including as part of the Service Name), and in connection with the distribution, marketing and promotion of the Service, subject in each case to compliance with the Yahoo Brand Guidelines.

         2.2.2 YAHOO SEARCH ENGINE AND DIRECTORY TOOLS. Subject to the terms and conditions of this Agreement, Yahoo hereby grants to the Company an irrevocable and perpetual non-exclusive, worldwide, fully paid license to:

         (a) Use, reproduce and make available through the Service (in object code form only) the Yahoo Search Engine; and

         (b) Use and reproduce the Yahoo Directory Tools in connection with the development and maintenance of the Service.

    2.3 SOFTWARE MAINTENANCE. During the Term, Yahoo shall promptly notify the Company of any defects or malfunctions in the Yahoo Search Engine or the Yahoo Directory Tools or any operator or user manuals, training materials, guides, listings, specifications and other materials used in conjunction with the same (collectively,

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

"Documentation") of which it learns from any source and which have an adverse effect on the business of the Company. Yahoo shall promptly correct any such defects or malfunctions in the Yahoo Search Engine, the Yahoo Directory Tools or the Documentation discovered during such period and provide the Company with corrected copies of same, without charge. Yahoo's obligation hereunder shall not affect any other liability which it may have to the Company.

    2.4 CERTAIN LIMITATIONS ON COMPETITIVE ACTIVITIES. During the Term, Yahoo will not use or license any of its Intellectual Property Rights in the Yahoo Search Engine, the Yahoo Directory, the Yahoo Directory Tools, or the name, "Yahoo", for use in any Competitive Service.

    2.5 OPERATIONAL ASSISTANCE. During the Term, Yahoo will provide the Company with the Yahoo Operating Contributions, at no cost to the Company or Yahoo (except as set forth herein), as well as such other support as Yahoo and the Company shall mutually agree. Yahoo shall be reimbursed by the Company on a monthly basis for Yahoo's direct out-of-pocket expenses incurred in connection with such activities, which shall be determined by Yahoo and the Company on an arms-length basis, and a reasonably detailed explanation of which shall be provided to the members of the Board of the Company concurrently with the regular delivery of financial information about the Company. The Company shall not be obligated to reimburse Yahoo for any such expenses until such expenses have been reviewed and approved by the Board of the Company.

    2.6 YAHOO DIRECTORY PROMOTIONS FOR THE SERVICE. At no expense to the Company or Visa, Yahoo will for a period of [REDACTED]* from the Launch Date:

         2.6.1 Display in the primary "Navigation Bar" above the fold on the top page of the Yahoo Directory a Link to the front page (i.e., the page delivered in response to the primary URL of the Service) of the Service (which Link shall include the Visa Icon), in a precise location on such page and in a form as Yahoo shall determine; and no Competitive Service shall be similarly referenced during this period on the top page of the Yahoo Directory.

         2.6.2 Display a Link to the Service in other appropriate locations throughout the Yahoo Directory as Yahoo shall determine, in its reasonable discretion.

         2.6.3 Display a Link to the Service every [REDACTED]* for a minimum of [REDACTED]*, which need not be consecutive, along the top page promotional marquee of the Yahoo Directory which promotional marquee shall be above the fold on the top page.

         2.6.4 To the extent that Yahoo licenses any portion of the Yahoo Directory to third parties for inclusion in such parties' WWW Sites, use commercially reasonable efforts to include the Link to the Service described in
Section 2.6.1 (including

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

the Visa Tagline) in such third party licensed WWW Site in substantially the same manner as it may appear in the Yahoo Directory.

    2.7 YAHOO DIRECTORY PROMOTIONS FOR VISA. At no expense to the Company or Visa, Yahoo will for a period of [REDACTED]* from the Launch Date:

         2.7.1 Place a Visa Icon on the lower left hand corner of the front page of the Yahoo Directory, or such other locations as Visa shall approve; provided, however, that if after the Effective Date Yahoo materially changes the size or configuration of the front page and as a result of such change the Visa Icon is no longer in an as desirable location on the front page, Visa and Yahoo will work together in good faith to determine a new location for the Visa Icon, which location shall be comparable to the location of the Visa Icon prior to the change. Yahoo's obligation to place the Visa Icon on the front page shall terminate immediately if any WWW page referenced by the Link in the Visa Icon includes a Link to any Yahoo Competitor. For such period no Visa Competitor shall receive reference placement or presentation that is equal to or superior to the Visa Icon in terms of prominence, placement and similar factors.

         2.7.2 To the extent that Yahoo licenses any portion of the Yahoo Directory to third parties for inclusion in such parties' WWW Sites, use commercially reasonable efforts to include the Visa Link described in Section
2.7.1 in such third party licensed WWW Site in substantially the same manner as it appears in the Yahoo Directory.

3.  OBLIGATIONS OF VISA TO THE COMPANY AND YAHOO.

    3.1 USE OF VISA BRAND FEATURES. During the Term, the Company shall be entitled in connection with the Service to use, reproduce and transmit the Visa Icon and the Visa Tagline, as well as such other Visa Brand Features as Visa shall approve, acting reasonably. The Visa Brand Features shall be used by the Company only in compliance with the Visa Brand Guidelines.

    3.2  OPERATIONAL ASSISTANCE.  From the Effective Date through twenty-four
(24) months following the Launch Date, Visa will provide the Company with the Visa Operating Contributions at no cost to the Company (except as set forth herein), as well as such other support as Visa and the Company shall mutually agree. Such activities will be undertaken actively by Visa, particularly during the first twelve (12) months following the Effective Date, consistent with the Operating Plan.

    3.3  CERTAIN LIMITATIONS ON COMPETITIVE ACTIVITIES.

         3.3.1 For a period of [REDACTED]* following the Effective Date, Visa will not (a) actively promote, by means of any system-wide marketing effort, any Yahoo Competitor, or (b) enter into any joint branding relationship with any Yahoo Competitor

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

that involves the use of the "Visa" name as part of the name of such Yahoo Competitor's Competitive Service.

         3.3.2 Notwithstanding the provisions of Section 3.3.1, it is understood that (a) Visa will make its payment methods available to other companies that provide services that may be competitive with those of Yahoo and the Service; (b) Visa will place advertisements with other companies that provide services that may be competitive with those of Yahoo and the Service; and (c) such restrictions shall not prohibit any Visa Members from entering into credit or debit card co-branding agreements with any third party.

    3.4 VISA PROMOTION OF THE SERVICE. For a period of three (3) years following the Launch Date, Visa will agree to provide, at no expense to the Company or Yahoo,

     (a) a Link to the Service (in such form as the Company shall provide, which shall be reasonably acceptable to Visa) on the top page of Visa's principal WWW Site; and (b) advertisement placements for the Service (in such form as the Company shall provide, which shall be reasonably acceptable to Visa) on additional pages in Visa's principal WWW Site consistent with the Operating Plan.

    3.5 VISA PROMOTION OF THE YAHOO DIRECTORY. For a period of [REDACTED]* following the Launch Date, Visa will, at no expense to Yahoo or the Company, include a Link (in such form as Yahoo shall provide, which shall be reasonably acceptable to Visa) to the Yahoo Directory on the top page of Visa's principal WWW Site; provided that Visa's obligation to place such Yahoo Link shall terminate immediately if any WWW page referenced by such Yahoo Link includes a Link to any Visa Competitor. For such period, Yahoo will also be featured as the premiere Internet navigational service in terms of prominence, placement and similar factors.

    3.6 VISA ADVERTISING ON THE YAHOO DIRECTORY. Visa will purchase no less than a total of [REDACTED]* of advertising on the Yahoo Directory within [REDACTED]* from the Effective Date, at prices and terms that shall be [REDACTED]*. Such minimum advertising purchases shall be in addition to the advertising contracts that have already been signed by Visa and Yahoo prior to the Effective Date.

4.  OBLIGATIONS OF THE COMPANY TO YAHOO AND VISA.

    4.1 PROVISIONS RELATING TO THE SERVICE. The Company agrees with Yahoo and Visa as follows with respect to the Service:

         4.1.1 It is anticipated that there will not be a subscription fee for consumers who use the Service, but there may be a fee for merchants listed in the Service as determined by the Company. It is anticipated that the principal sources of revenue for the Service will be advertising fees. It is anticipated that the Service may generate revenues from transaction fees through relationships with merchants participating in the

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

Service, which revenues, in the absence of any other agreement with Yahoo and Visa, will be retained by the Company. The fee structure utilized by the Company will not distinguish or discriminate among different methods of payment by consumers.

         4.1.2 It is understood that the Service may include sub-sets of commerce content that will be developed by Yahoo and/or others. This commerce content will be included under the distinct umbrella brand of the Service and, where appropriate, the Company will enter into commercial relationships directly with such content providers. The Company management will consult with Yahoo and Visa with respect to such content relationships.

         4.1.3 It is understood that the Company may, in its sole discretion, accept payment methods for goods and services purchased through the Service other than Visa payment methods; provided, that:

              (i)  So long as Visa or its Affiliates own any Percentage
Interest in the Company or the Company is using the Visa Brand Features in the Service, (a) the Company will ensure that Visa will be the default payment method (i.e., the method not requiring any additional selection action by the user) for the purchase of goods and services anywhere in the Service where the Company has the ability to make such decisions (i.e., where the transaction is processed on network servers operated by or on behalf of the Company); (b) the Company will use reasonable efforts to ensure that Visa will be the default payment method anywhere else in the Service where the Company has the ability to influence such decisions; (c) there shall be a Visa Icon on any portal page or transfer page to any merchants participating in the Service; and (d) Visa will receive superior placement (in terms of prominence, placement or size) for the Visa Icon (A) at any location in the Service and (B) at any location in merchant WWW Sites where companies in businesses similar to the businesses of Visa are listed or promoted, where the Company has the ability to influence such decisions.

              (ii) For a period of [REDACTED]* from the Effective Date (or such longer period as the parties may mutually agree), the Company and Yahoo will not actively promote any Visa Competitor; provided that neither Yahoo nor the Company shall be restricted from presenting advertising or promotions from Visa Competitors in accordance with the standard advertising and promotional practices of Yahoo and the Company, so long as such advertising or promotions do not state that a Visa Competitor is the preferred method of payment on Yahoo or the Service.

         4.1.4 So long as Visa or its Affiliates own any Percentage Interest in the Company or the Company is using the Visa Brand Features in the Service, the Company will cooperate with Visa, to create a method for users of the Service to apply for a Visa card from the front page of the Service by "clicking" on the Visa reference on such page. This method shall be mutually acceptable to Visa and the Company.

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

         4.1.5 It is understood by the parties that Visa has financial arrangements with merchants and with cardholders that involve transaction fees, financing fees, member fees, and similar charges. The Parties acknowledge and agree that these financial arrangements will not in any way be affected by Visa's or its Affiliates' participation in the Company or the Service.

         4.1.6 It is understood and agreed that the Company may enter into commercial relationships with other third parties for the promotion and distribution of the Service, which relationships may include, without limitation, the presentation of third party brands, services, content and other materials in the Service; provided that, during the Visa Ownership Period, the Company will not enter into any co-branding relationships or other contractual relationships with any Visa Competitor, except for any non-promotional contractual relationships solely for the purpose of permitting settlement of online transactions with payment systems that may be offered by Visa Competitors.

    4.2 COMPANY RESPONSIBILITY. The Company shall have all primary responsibility for the development, implementation, operation and maintenance of the Service, including with respect to those activities as to which Yahoo or Visa have agreed to provide support and assistance as set forth in this Agreement.

    4.3 GEOGRAPHIC LIMITATIONS. The Company agrees that (i) the Service shall focus on serving only Consumers located within the United States and its territories, (ii) Yahoo and Visa have reserved the right, in their discretion, to offer services similar to the Service for Consumers located outside of the United States and its territories ("Non-U.S. Services") and (iii) the Company shall have no right to participate in the ownership, income or profits with respect to any Non-U.S. Services. Yahoo and Visa agree that any and all Non-U.S. Services shall be jointly owned and operated by Yahoo and Visa (or a wholly-owned special purpose subsidiary of Visa) and that each of Visa and Yahoo will receive all of the analogous benefits of this Agreement with respect to all Non-U.S. Services, so long as each of Yahoo and Visa agree to perform the analogous duties described in this Agreement and so long as each of Visa and Yahoo assists in the funding for the new region's activities, such funding being proportional to its equity share in any entity created by Yahoo and Visa (or a special purpose wholly-owned subsidiary of Visa) at that time. To the extent that Visa has been provided with the reasonable opportunity to participate on such basis in any international MarketPlace Activities and has not committed in writing to participate on such terms within ninety (90) days following notice of any such opportunity (and the related terms in reasonable detail) by Yahoo, Yahoo shall be free to pursue such activities separately and without any duty to account to the Company or Visa; provided that Visa will use its best efforts to provide any such notice (or indication that it does not intend to pursue such an opportunity) within sixty (60) days following Yahoo's notice.

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

5.  CONFIDENTIAL INFORMATION.

    5.1 PROTECTION OF CONFIDENTIAL INFORMATION. Each of the Parties recognizes that, in connection with the performance of this Agreement, each of them may disclose to the others such Party's Confidential Information. Each Party receiving any Confidential Information from another Party agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving Party, and not to disclose any of such Confidential Information to any third party. No Party shall disclose any other Party's Confidential Information to its employees and agents except on a need-to-know basis.

    5.2 PERMITTED DISCLOSURE. The Parties acknowledge and agree that each may disclose Confidential Information: (i) as required by law; (ii) to their respective directors, officers, employees, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need-to-know" basis; (iii) to investors or joint venture partners, who are under an obligation of confidentiality, on a "need-to-know" basis; or (iv) in connection with disputes or litigation between the parties involving such Confidential Information and each Party shall endeavor to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal).

    5.3 APPLICABILITY. The foregoing obligations of confidentiality shall apply to directors, officers, employees and representatives of the Parties and any other person to whom, in connection with the performance of this Agreement, the Parties have delivered copies of, or permitted access to, such Confidential Information and each party shall advise each of the above of the obligations set forth in this Section 5.

    5.4 THIRD PARTY CONFIDENTIAL INFORMATION. Any Confidential Information of a third party disclosed to any Party shall be treated by such Party in accordance with the terms under which such third party Confidential Information was disclosed; provided that the Party disclosing such third party Confidential Information shall first notify the receiving Party that such information constitutes third party Confidential Information and the terms applicable to such third party Confidential Information and provided further that any Party may decline, in its sole discretion, to accept all or any portion of such third party Confidential Information.

    5.5 CONFIDENTIALITY OF AGREEMENT. Except as required by law (including, without limitation, applicable disclosure requirements of the Securities and Exchange Commission) or generally accepted accounting principles, and except to assert its rights hereunder or for disclosures to its own officers, directors, employees and professional advisers on a need-to-know basis or in confidence to investors, investment bankers, financial institutions or other lenders or acquirers, each Party hereto agrees that neither it nor its directors, officers, employees, consultants or agents shall disclose the terms of this Agreement or specific matters relating hereto without the prior consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

    5.6  FUTURE BUSINESS ACTIVITIES.  This Agreement shall not limit any
Party's present and future business activities of any nature, including business activities which could be competitive with any other Party, except to the extent such activities would involve a breach of (i) the confidentiality restrictions contained in this Section or (ii) any other express provision of this Agreement. Nothing in this Agreement will be construed as a representation or agreement that the recipient of Confidential Information will not develop or have developed for it products, concepts, systems or techniques contemplated by or embodied in such Confidential Information, provided that such recipient does not violate any of its obligations under Section 5 of this Agreement in connection with such development.

    5.7 NON-DISCLOSURE AGREEMENT. The confidentiality provisions contained in this Section 5 supersede any prior Non-Disclosure Agreement between the Parties; provided that no party shall be relieved of liability for any breach of such Non-Disclosure Agreement prior to the Effective Date.

6.  REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS.

    6.1 AUTHORITY. Each Party represents and warrants to each other Party that:

         6.1.1 CORPORATE AUTHORITY; NO CONFLICT; BINDING AGREEMENT. Such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement by such Party; the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; and when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

         6.1.2 NO IMPLIED REPRESENTATIONS OR WARRANTIES. Such Party acknowledges that no other Party has made any representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement or the LLC Agreement.

    6.2 NO INFRINGEMENT. Such Party will use its reasonable efforts to ensure that the Components which such Party includes in or associates with the Service (including, without limitation, the Yahoo Properties and the Visa Properties) do not and shall not (i) infringe on or violate any Intellectual Property Right of any third party; or (ii) violate any applicable law, regulation or third party right when included in a manner consistent with this Agreement. In the event that any Party becomes aware of any such infringement (or alleged infringement) or violation, such Party will promptly notify the other Parties and shall provide all information relating to such matters as such other Parties may reasonably request.

7.  OWNERSHIP AND RESERVED RIGHTS.

    7.1  RESERVED RIGHTS OF YAHOO.

         7.1.1 LICENSE LIMITATIONS. In using the Yahoo Properties pursuant to this Agreement, the Company acknowledges and agrees that: (a) the Company will use the Yahoo Properties only in accordance with the Yahoo Brand Guidelines, (b) the Yahoo Properties are and shall remain the property solely of Yahoo and its licensors; (c) nothing in this Agreement shall confer in the Company any right of ownership in the Yahoo Properties; and (d) the Company shall not now or in the future contest the validity of the trademarks, service marks or other Yahoo Brand Features.

         7.1.2 YAHOO OWNERSHIP. Yahoo shall retain all ownership rights in and to the Yahoo Properties, including, without limitation, any Yahoo Brand Features that may be incorporated into the Service or its distinctive trademarks or trade names and any Derivative Works of the Yahoo Properties that may be created by the Company. The Company hereby assigns to Yahoo any ownership interest it may be deemed to possess in the Yahoo Properties and during the Term and thereafter will assist Yahoo in every reasonable way, at Yahoo's expense, to obtain, secure, perfect, maintain, defend and enforce for Yahoo's benefit all Intellectual Property Rights with respect to the Yahoo Properties. Except as expressly provided in this Agreement, Yahoo shall be entitled to exercise all rights of ownership of the Yahoo Properties, including (without limitation) the right to license the Yahoo Properties to any other party.

         7.1.3     LICENSES BACK.

              (a) The Company hereby grants to Yahoo a non-exclusive, fully-paid, worldwide, perpetual license (with the right to sublicense) to use, reproduce, distribute and display any Company Properties (including, without limitation, any Company Properties that constitute Derivative Works of any Yahoo Properties) and to create Derivative Works therefrom (other than any Company Properties or Derivative Works created from Visa Properties or from materials that constitute Visa Operating Contributions described in Section 7.1.3(b)), subject to all of the competitive limitations and other restrictions upon Yahoo activities set forth in this Agreement (including, without limitation, that Yahoo will not use or permit the use of any Company Properties or Derivative Works created from Company Properties during the Term in connection with any Competitive Service.)

              (b) The Company hereby grants to Visa a non-exclusive, fully-paid, worldwide, perpetual license (with right to sublicense) to use, reproduce, distribute and display any Company Properties that constitute Derivative Works of any Visa Properties and to create Derivative Works therefrom, subject to all of the competitive limitations and other restrictions on Visa activities set forth in this Agreement; provided that during the Term Visa will not use or permit the use of any such Derivative Works (as distinguished from any underlying Visa Operating Contribution) in connection with any Competitive Service.

              (c) The Company agrees that Yahoo and Visa may be involved in the development and operation of Non-U.S. Services. The Company hereby grants to each of Visa and Yahoo, a non-exclusive, fully-paid, perpetual, worldwide license (with rights to sublicense) to use, reproduce, distribute and display any and all Company Properties and to create Derivative Works therefrom for the sole purpose of creating, owning and operating Non-U.S. Services in accordance with the provisions of Section 4.3 (Geographic Limitations) hereof.

              (d) The foregoing licenses shall survive any termination or expiration of this Agreement.

    7.2  RESERVED RIGHTS OF VISA.

         7.2.1     LICENSE LIMITATIONS.   In using the Visa Properties pursuant
to this Agreement, the Company acknowledges and agrees that: (a) the Company will use the Visa Properties only in accordance with the Visa Brand Guidelines,
(b) the Visa Properties are and shall remain the property solely of Visa and its licensors; (c) nothing in this Agreement shall confer in the Company any right of ownership in the Visa Properties; and (d) the Company shall not now or in the future contest the validity of the trademarks, service marks or other Visa Brand Features.

         7.2.2 VISA OWNERSHIP. Visa shall retain all ownership rights in and to the Visa Properties including without limitation, any Visa Brand Features that may be incorporated into the Service or its distinctive trademarks or trade names and any Derivative Works of the Visa Properties that may be created by the Company. The Company hereby assigns to Visa any ownership interest it may be deemed to possess in the Visa Properties and during the Term and thereafter will assist Visa in every reasonable way, at Visa's expense, to obtain, secure, perfect, maintain, defend and enforce for Visa's benefit all Intellectual Property Rights with respect to the Visa Properties. Except as expressly provided in this Agreement, Visa shall be entitled to exercise all rights of ownership of the Visa Properties, including (without limitation) the right to license the Visa Properties to any other party.

    7.3 JOINT DEVELOPMENTS. The Company hereby grants to each of Yahoo and Visa a non-exclusive, world-wide, perpetual, fully-paid license (with rights to sublicense) to use, reproduce, distribute and display any and all Joint Developments and to create Derivative Works therefrom for use in any Non-U.S. Service. Neither Yahoo nor Visa shall undertake a Joint Development without first either obtaining the written consent of any Party not participating in the development of the Joint Development as to the scope and subject matter of such Joint Development or having the scope and subject matter of the Joint Development approved by the Board. The Company, Yahoo and Visa shall jointly own all Joint Developments developed collectively by (i) employees or contractors of the Company, (ii) employees or contractors of Visa and
(iii) employees or contractors of Yahoo, and, to the extent such Joint Developments are distinct from the Company Properties, the Yahoo Properties and the Visa Properties, each Party shall be entitled to exercise all rights of ownership with respect to such Joint Developments, without any duty to account to any other Party; provided that Visa's and Yahoo's use of any such Joint Developments shall be subject to all of the competitive limitations and other restrictions upon their activities set forth in this Agreement (including, without limitation, that each of Visa and Yahoo will not use any such Joint Developments during the Term in connection with any Competitive Service). The foregoing license shall survive any expiration or termination of this Agreement.

         7.3.1 YAHOO JOINT DEVELOPMENTS. The Company and Yahoo shall jointly own all Joint Developments developed by employees or contractors of the Company and employees or contractors of Yahoo, and, to the extent such Joint Developments are distinct from the Company Properties, on the one hand, and the Yahoo Properties on the other hand, each party shall be entitled to exercise all rights of ownership with respect to such Joint Developments, without any duty to account to the other party; provided that Yahoo's use of any such Joint Developments shall be subject to all of the competitive limitations and other restrictions upon Yahoo activities set forth in this Agreement (including, without limitation, that Yahoo will not use or permit the use of any such Joint Developments during the Term in connection with any Competitive Service.

         7.3.2 VISA JOINT DEVELOPMENTS. The Company and Visa shall jointly own all Joint Developments developed by employees or contractors of the Company and employees or contractors of Visa, and, to the extent such Joint Developments are distinct from the Company Properties, on the one hand, and the Visa Properties on the other hand, each party shall be entitled to exercise all rights of ownership with respect to such Joint Developments, without any duty to account to the other party; provided that during the Term Visa will not use or permit the use of any such Joint Developments in connection with any Competitive Service.

    7.4 RESTRICTIONS. No licenses are granted by Yahoo or Visa except for those expressly set forth in this Agreement. Except to the extent expressly provided in this Agreement, the Company shall not (i) modify, adapt, translate or create Derivative Works based on the Yahoo Properties or the Visa Properties, or (ii) remove any copyright, trademark or other proprietary rights notices from the Yahoo Properties or the Visa Properties.

8.  LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION.

    8.1 LIABILITY. EXCEPT AS PROVIDED IN SECTION 8.3, UNDER NO CIRCUMSTANCES SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

    8.2 NO ADDITIONAL WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, AS TO THE OPERATION OF THE YAHOO SEARCH ENGINE OR YAHOO DIRECTORY TOOLS), INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

    8.3  INDEMNIFICATION.

         8.3.1 YAHOO INDEMNIFICATION. Subject to the limitations set forth below, Yahoo, at its own expense, shall indemnify, defend (or at Yahoo's option and expense, settle) and hold the Company, any Company Affiliates, Visa, any Visa Affiliates, and their officers, directors, employees, agents, distributors and licensees (collectively, the "indemnified parties") harmless from and against any Claim against the indemnified party to the extent the basis of such Claim is that: (A) the Yahoo Properties infringe any Intellectual Property Right of a third party; (B) Yahoo does not have the right to license the Yahoo Properties as set forth herein; or (C) a third party has been or may be injured or damaged in any way by any material breach by Yahoo of any of its duties, representations or warranties under this Agreement; provided that Yahoo shall have no obligation to the indemnified parties pursuant to this Section unless
(x) the indemnified party gives Yahoo prompt written notice of the Claim;
(y) Yahoo is given the right to control and direct the investigation, preparation, defense and settlement of the Claim; and (z) the indemnified party provides Yahoo with reasonable assistance in the defense or settlement thereof; and provided further that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts the indemnified party, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require the indemnified party's written consent. In connection with the defense of any such Claim, each indemnified party may have its own counsel in attendance at all public interactions and substantive negotiations at its own cost and expense.

         8.3.2 VISA INDEMNIFICATION. Subject to the limitations set forth below, Visa, at its own expense, shall indemnify, defend (or at Visa's option and expense, settle) and hold the Company, any Company Affiliates, Yahoo, any Yahoo Affiliates and their officers, directors, employees, agents, distributors and licensees (collectively, the "indemnified parties") harmless from and against any Claim against the indemnified party to the extent the basis of such Claim is that: (A) the Visa Properties infringe any Intellectual Property Right of a third party; (B) Visa does not have the right to license the Visa Properties as set forth herein; or (C) a third party has been or may be injured or damaged in any way by any material breach by Visa of any of its duties, representations or warranties under this Agreement; provided that Visa shall have no obligation to the indemnified parties pursuant to this Section unless
(x) the indemnified party gives Visa
prompt written notice of the Claim; (y) Visa is given the right to control and direct the investigation, preparation, defense and settlement of the Claim; and
(z) the indemnified party provides Visa with reasonable assistance in the defense or settlement thereof; and provided further that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts the indemnified party, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require the indemnified party's written consent. In connection with the defense of any such Claim, each indemnified party may have its own counsel in attendance at all public interactions and substantive negotiations at its own cost and expense.

         8.3.3 COMPANY INDEMNIFICATION. Subject to the limitations set forth below the Company, at its own expense, shall indemnify, defend (or at the Company's option and expense, settle) and hold Visa, any Visa Affiliates, Yahoo, any Yahoo Affiliates and their officers, directors, employees, agents, distributors and licensees (collectively, the "indemnified parties") harmless from and against any Claim against the indemnified party to the extent the basis of such Claim is that: (A) the Company Properties infringe any Intellectual Property Right of a third party; (B) a third party has been or may be injured or damaged in any way by any material breach by the Company of any of its duties, representations or warranties under this Agreement; (C) any Company Properties are defamatory, libelous, slanderous, inaccurate or otherwise results in injury or damage to any person; and (D) there is any other liability or obligation of the Company arising out of the Company's development and operation of the Service, which liability or obligation does not result from any intentional misconduct or gross negligence of the indemnified party or its Affiliates; provided that the Company shall have no obligation to the indemnified parties pursuant to this Section unless (x) the indemnified party gives the Company prompt written notice of the Claim; (y) the Company is given the right to control and direct the investigation, preparation, defense and settlement of the Claim; and (z) the indemnified party provides the Company with reasonable assistance in the defense or settlement thereof; and provided further that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts the indemnified party, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require the indemnified party's written consent. In connection with the defense of any such Claim, each indemnified party may have its own counsel in attendance at all public interactions and substantive negotiations at its own cost and expense.

9.  TERM.

    9.1 TERM OF AGREEMENT. This Agreement shall be effective from the Effective Date until the earlier to occur of (i) the dissolution of the Company as provided in the LLC Agreement, and (ii) termination of this Agreement pursuant to Section 9.2.

    9.2 GROUNDS FOR TERMINATION. Notwithstanding Section 9.1, any party may, at its sole option, terminate this Agreement in the event that:

         (i) Any other party breaches any of its obligations, representations or warranties under this Agreement in any material respect and fails to cure such breach within thirty (30) days of receiving notice thereof;

         (ii) Any other party makes an assignment for the benefit of its creditors, a voluntary or involuntary petition is filed with respect to such party under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import in connection with such party (which filing, if involuntary, is not lifted within sixty (60) days following filing), or the appointment of a trustee or receiver for such party or its property;

         (iii) the Launch Date fails to occur within [REDACTED]* after the Effective Date; or

         (iv) with respect to Yahoo and Visa only, either of Yahoo or its Affiliates on the one hand or Visa or its Affiliates on the other hand, no longer owns any Percentage Interest in the Company, provided that the election to terminate this Agreement may only be made by the Party that continues to own a Percentage Interest in the Company.

    9.3 RETURN OF INFORMATION. Within thirty (30) calendar days after the termination or expiration of this Agreement, each Party shall either deliver to each other Party, or destroy, all copies of any Confidential Information of such other Parties provided hereunder in its possession or under its control, and shall furnish to such other Parties an affidavit signed by an officer of its company certifying that to the best of its knowledge, such delivery or destruction has been fully effected.

    9.4 SURVIVAL. No termination of this Agreement by one Party shall affect the rights and obligations hereunder of the other Parties to each other. The respective rights and obligations of the Parties under Sections 2.2.2, 2.3, 4.3, 5, 7, 8, 9.3 and 10 shall survive any expiration or termination of this Agreement. No termination or expiration of this Agreement shall relieve any Party for any liability for any breach of or liability accruing under this Agreement prior to termination.

10. MISCELLANEOUS.

    10.1 INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. No Party is an agent, representative, or partner of any other Party. No Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, any other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon any Party. Neither Yahoo nor Visa shall have any liability whatsoever for the obligations of the Company hereunder or otherwise, notwithstanding any

    * Confidential treatment requested. Omitted portion filed separately with the Commission.

ownership interest in the Company of Yahoo, Visa or their respective Affiliates, or their involvement or participation in the activities of the Company.

    10.2 GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without reference to conflicts of laws principles.

    10.3 AMENDMENT OR MODIFICATION. This Agreement may not be amended, modified or supplemented by the parties in any manner, except by an instrument in writing signed on behalf of each of the Parties by a duly authorized officer or representative.

    10.4 NO ASSIGNMENT. No Party shall transfer or assign any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party. Any purported transfer, assignment or delegation by any Party without the appropriate prior written approval shall be null and void and of no force or effect. Notwithstanding the foregoing, without securing such prior consent, each Party shall have the right to assign this Agreement and all of its rights or obligations to (x) any Affiliate of such Party (provided that such Party remains liable for its obligations hereunder), or (y) any successor of such Party by way of merger or consolidation or the acquisition of all or substantially all of the business and assets of the assigning Party relating to the Agreement, provided that such assignee (i) has at least the same net worth after such transaction as the assigning Party has immediately prior to such transaction, (ii) assumes in writing all of the assigning Party's obligations under this Agreement, and (iii) is not a direct business competitor with any other Party.

    10.5 NOTICES; APPROVALS. Except as otherwise provided herein, any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice): (i) personally delivered;
(ii) transmitted by postage prepaid registered or certified airmail, return receipt requested; (iii) transmitted by electronic mail via the Internet with receipt being acknowledged by the recipient by return electronic mail (with a copy of such transmission transmitted by postage prepaid registered or certified airmail, return receipt requested); (iv) transmitted by facsimile (with a copy of such transmission by postage paid prepaid registered or certified airmail, return receipt requested); or (v) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices shall be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail, facsimile or by courier; or (b) three (3) days after the date of posting if transmitted by mail. Either party may change its address for notice purposes hereof on not less than three (3) days prior notice to the other party. Notice hereunder shall be directed to a Party at the address for such Party which is set forth in the introduction to this Agreement, attention "President".

    10.6 ENTIRE AGREEMENT. This Agreement and the LLC Agreement represent the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, written or oral between the parties with respect to the subject matter hereof (including the letter agreement between Yahoo and Visa dated March 27, 1996). No party has relied upon any promises, inducements, representations made by any other Party or expectations of further business dealings except as expressly provided in this Agreement.

    10.7 WAIVER. Any of the provisions of this Agreement may be waived by the Party entitled to the benefit thereof. No Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

    10.8 WAIVER OF JURY TRIAL. EACH OF YAHOO, VISA AND THE COMPANY DO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE SUCH RIGHT ANY PARTY MAY HAVE TO A JURY TRIAL IN EVERY JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST ANY OTHER PARTY HERETO OR THEIR RESPECTIVE AFFILIATES, SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY ANY PARTY IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR OTHERWISE VOID OR VOIDABLE).

    10.9 NO THIRD PARTY BENEFICIARIES. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person (including any Member of the Company) other than the Parties and the respective successors or assigns of the Parties, any rights, remedies, obligations or liabilities whatsoever.

    10.10 FEES AND EXPENSES. Each Party shall be responsible for the payment of its own costs and expenses, including attorneys' fees and expenses, in connection with the negotiation and execution of this Agreement.

    10.11 RECOVERY OF COSTS AND EXPENSES. If any Party to this Agreement brings an action against any other Party to enforce its rights under this Agreement, the prevailing Party shall be entitled to recover all reasonable costs and expenses, including attorneys' fees and costs incurred in connection with such action, including any appeal of such action.

    10.12 SEVERABILITY. If the application of any provision or provisions of this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the Parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

    10.13 INCONSISTENT AGREEMENTS. No Party shall agree to any contractual provision or term in any agreement with any third party which contains a provision or term which would cause such Party to be in breach of this Agreement.

    10.14 COUNTERPARTS; FACSIMILES. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the Parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

    The Parties to this Agreement by their duly authorized representatives have executed this Agreement as of the date first above written.


Yahoo! Inc., a                      Visa International Service Association, a
California corporation              Delaware corporation


By: /s/ Timothy Koogle              By: /s/Bennet R. Katz
   ---------------------------         --------------------------------------
Title: President and CEO            Title: /s/ Group Executive Vice President
       -----------------------                 and General Counsel
                                           ----------------------------------

Yahoo! MarketPlace, L.L.C., a
Delaware limited liability company


By: /s/ Scott Randall
   ---------------------------
Title:  President
       -----------------------